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Exhibit 10.45
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                  FEDERATION OF ASSOCIATED HEALTH SYSTEMS, INC.

                CONSULTANT AGREEMENT: Rangeland Investments, Inc.
                -------------------------------------------------

          THIS CONSULTANT AGREEMENT is made this 1st day of June , 2000, by and
                                                 ---        ----
between Rangeland Investments, Inc., (hereinafter referred to as "Consultant"), a body corporate of the State of Texas, and Federation of Associated Health Systems, Inc, a body corporate of the State of Texas, (hereinafter referred to as "Client").

                                    RECITALS
                                    --------

          WHEREAS, Consultant has served Client since Client's inception; and

          WHEREAS, Client hereby acknowledges the great degree of expertise Consultant has attained in the field of developing and managing an enterprise such as Client and the financial management, marketing, and capital formation for such enterprise and that Client is therefore desirous of receiving Consultant's continued assistance, support and counsel; and

          WHEREAS, Client hereby acknowledges that the value of receiving expert advise, support and counsel from a source of the caliber of Consultant on a continuous and consistent basis may be of paramount importance to the continued success and growth of Client's business; and

          WHEREAS, Client hereby acknowledges that it is therefore desirous of an arrangement whereby Consultant provides ongoing service and is compensated in accordance with the terms hereof.

          NOW THEREFORE IN CONSIDERATION of the mutual covenants and promises hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

          1. RECITALS: The above recitals shall constitute as a substantive and binding component of this Agreement.

          2. RETENTION OF CONSULTANT:

          Client hereby retains Consultant as of the 1st day of June 2000 to perform consulting duties hereinafter set forth regarding the continued support for the term of three (3) years.

          3. CONSULTANT'S DUTIES: Consultant hereby agrees to evaluate the continuing needs of Client, advise Client accordingly and provide the following services:

               A. Consultant shall provide management, marketing and contract negotiation services.
               B.   Consultant shall be available on an as needed basis.
               C. Consultant shall make available to Client all updated tapes, manuals, policy and procedure manuals, bookkeeping systems and electronics, if, as and when available.

          4. BASE COMPENSATION:

               A. Client hereby agrees to pay Consultant for his services at the rate of One Hundred Thirty Thousand Dollars ($130,000.00) per year.
               B.   Said sum shall be due and payable on a bi-monthly basis.

          5. RESTRICTIVE COVENANTS: For a period of two (2) years, after the termination or expiration of this Agreement, the Consultant will not, within any of the current geographical customer markets of Client, directly or indirectly, own, manage, operate, control, be employed by or participate in any business that competes with and or sell similar products and or services as the business conducted by the Client at the time of the termination of this Agreement. In the event of the Consultant's actual or threatened breach of the provisions of this paragraph, the Client shall be entitled to an injunction restraining the Consultant therefrom. Nothing shall be construed as prohibiting the Client from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages from the Consultant. In the event Client materially breaches this Agreement this provision regarding Restrictive Covenants shall not apply.

          6. TERMINATION BY THE CLIENT: This Agreement may be terminated by Client for the following reasons:

               a. For Cause: Client may terminate this Agreement for cause as a result of Consultant's gross negligence or intentional failure to perform Consultant duties.

               b. Disability: Client shall have the right to terminate this Agreement on thirty (30) days notice to Consultant if because of mental or physical disability of Consultant's key employee, Craig N. Bass, which shall be determined by competent medical authority to be incapable of fully performing any or all of its obligations of his position with the Client for a period of ninety (90) days.

          7. TERMINATION BY CONSULTANT: This Agreement may be terminated for cause at any time by Consultant as a result of Client's failure to pay Consultant in accordance with the terms hereof.

          8. DISCLOSURE OF CONFIDENTIAL INFORMATION: The Consultant hereby acknowledges that it will have access to significant amounts of confidential information of Client, its Parent Company, Paramount International Telecommunications, Inc. and its Parent, Carnegie International Corporation and any affiliates of Carnegie (hereinafter the "Affiliated Companies"), including such information as lists of customers, sources of supply, production information, product information, service information, formulas, computer programs and development ideas related thereto, work in progress, trade secrets, technical information acquired by Consultant from the Affiliated Companies from the inspection of the Affiliated Companies' property, confidential information disclosed to Consultant by third parties, and all documents, things and record bearing media disclosing or containing the aforegoing information, including any confidential materials
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prepared by the parties hereto which contain or otherwise relate to such information concerning the Client's and or the Affiliated Companies' financial, intellectual, technical and commercial information (collectively hereinafter referred to as "Confidential Information") shall be and remain confidential. The Consultant will not during or after the term of this employment, disclose the Confidential Information or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by the Consultant of the provisions of this paragraph, the Client shall be entitled to an injunction restraining the Consultant from disclosing, in whole or in part, the Confidential Information, or from rendering any services in connection with the telecommunications industry to any person, corporation, association, or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Client or the Affiliated Companies from pursuing any of the remedies available to the Client for such breach or threatened breach, including the recovery of damages from the Consultant. The Consultant shall be responsible to Client and Carnegie for reasonable attorneys fees and costs incurred in connection with the enforcement of this provision should a Court of competent jurisdiction rule in favor of Client or the Affiliated Companies in connection with a cause of action brought for enforcement of said provision.

                9. NOTICES: Any Notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to his residence in the case of the Consultant at' _____________________ and in the case of Client at its principal office : 314 E. Commerce, Suite 400, San Antonio, Texas 78205; with a copy to Paramount International Telecommunications, Inc., 2540 Fortune Way, Vista California, 92083, attention Michael Eberle, President; and an additional copy to Carnegie International Corporation, Executive Plaza 3, Suite 1001, 11350 McCormick Road, Hunt Valley, Maryland 21031, attention Lowell Farkas, President.

                10. AGREEMENT BINDING: This Agreement shall inure to the benefit of the Parties hereto and shall be binding upon their successors, officers, directors, and assigns. This Agreement constitutes the entire Agreement between the Parties, and no other promises or inducements have been made other than as specifically set forth herein. This Agreement shall only be amended or modified by a written instrument signed by the Parties hereto. This Agreement shall be construed and interpreted in accordance with the Laws of the State of Maryland.

                11. CAPTIONS: The sectional or marginal titles or captions contained herein shall be used for convenience and easy reference only, and shall in no way define or limit the substance of any provisions or sections hereof.

                12. SEVERABILITY: In the event any portion or provision of this Agreement shall be deemed or adjudged to be illegal or unenforceable, the remaining portions or provisions of this Agreement shall continue with full force and binding effect as if the portion so adjudged or deemed illegal or unenforceable were not originally a part hereof.

                13. GOVERNING LAW: This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.

                14. JURISDICTION; SERVICE OF PROCESS Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Maryland, County of Baltimore, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Maryland (Northern Division), and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceedings and waivers any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. THE PARTIES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.
IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.


ATTEST:                                  CLIENT: FEDERATION OF ASSOCIATED
                                                 HEALTH SYSTEMS, INC.




                                                            BY:/s/
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(SEAL)
                                         Michael Eberle, President
ATTEST:                                  CONSULTANT: RANGELAND Investments, INC.





                                                            BY:/s/
------------------------------------------------
(SEAL)
                                         Craig N. Bass, President